MERCHANT FACTORS CORP.

1441 Broadway, 22nd Floor
New York, NY 10018
(212)840-7575
www.merchantfactors.com

October 25, 2017

UNIVERSAL SECURITY INSTRUMENTS, INC.
11407 Cronhill Drive, Ste. A
Owings Mills, MD 21117

Dear Mr. Grossblatt:

We refer to our Discount Factoring Agreement ("the Contract") dated January 6, 2015, as amended.

Effective September 1, 2017, the contract was amended as follows:

Paragraph 4. Advances:

- Borrowing is limited to 80% of eligible Accounts Receivable only.
- Any additional funding will be provided up to 100% of the Accounts Receivable, creating an over-advance at 80%.
- The over-advance portion of our loan shall be further limited to 50% of the inventory as reported by you, up to a maximum of $500,000.

Customer: QVC, Inc., Westchester, PA: Advances against invoices presented for QVC, Inc. shall be limited to 50%.

All other terms and conditions of the above Discount Factoring Agreement remain unchanged.

Please indicate your acceptance by signing in the space provided, and returning the original to me.

The copy is for your file.

Very truly yours,

NEVILLE GRUSD
Executive Vice President

READ AND AGREED:
UNIVERSAL SECURITY INSTRUMENTS, INC.

HARVEY GROSSBLATT
President

cc: Jim Huff, Secretary